UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  April 30, 2024

ALZAMEND NEURO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40483	81-1822909
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3480 Peachtree Road NE, Second Floor, Suite 103, Atlanta, GA 30326

(Address of principal executive offices) (Zip Code)

(844) 722-6333

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ALZN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Ault Lending Additional Closing

On April 29, 2024, Alzamend Neuro, Inc., a Delaware corporation (the “Company”), pursuant to the Securities Purchase Agreement (the “Agreement”) entered into with Ault Lending, LLC, a California limited liability company (“Ault Lending”) on January 31, 2024, sold 100 shares of Series B convertible preferred stock (the “Series B Preferred Stock”), and warrants (the “Series B Warrants”) to purchase 100,000 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) to Ault Lending, for a purchase price of $100,000. As of April 29, 2024, Ault Lending has purchased an aggregate of 2,100 shares of Series B Preferred Stock and Series B Warrants to purchase an aggregate of 2,100,000 Warrant Shares, for an aggregate purchase price of $2.1 million. The Agreement provides that Ault Lending may purchase up to $6 million of Series B Preferred Stock and Series B Warrants in one or more closings.

Ault Lending is an affiliate of the Company. The material terms of the Agreement, Series B Preferred Stock and the Series B Warrants were described in the Form 8-K filed with the Securities and Exchange Commission on February 2, 2024 and are incorporated herein by reference.

Promissory Note

Effective April 29, 2024, the Company issued to an accredited investor a term note (the “Note”) with a principal face amount of $310,000.

The Note bears interest at the rate of fifteen percent (15%) per annum and the Note was issued with an original issuance discount. The maturity date of the Note is May 13, 2024. The Note contains a standard and customary event of default for failure to make payments when due under the Note. The purchase price for the Note was $300,000.

Repayment of the Note was secured by a guaranty (the “Guaranty”) provided by Ault Lending as well as by Milton C. Ault, the Vice Chairman of the Company and the Chief Executive Officer of Ault Alliance, Inc., the parent company of Ault Lending.

The foregoing descriptions of the Note and Guaranty do not purport to be complete and are qualified in their entirety by reference to their respective forms which are annexed hereto as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under the heading “Promissory Note” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained under the heading “Ault Lending Additional Closing” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. Series B Preferred Stock and the Series B Warrants described in this Current Report on Form 8-K were offered and sold to Ault Lending in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

4.1	Form of Term Note.
10.1	Form of Guaranty.
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALZAMEND NEURO, INC.

Dated: April 30, 2024	/s/ Henry Nisser
Henry Nisser Executive Vice President and General Counsel